EXHIBIT 32

In connection with the annual report of Holloman Energy Corporation, (the “Company”) on Form 10-K for the year ended December 31, 2014 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Mark Stevenson, the Principal Executive Officer of the Company and Gina Serkasevich, the Principal Financial and Accounting Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

March 31, 2015	By:	/s/ Mark Stevenson
Mark Stevenson, Principal Executive Officer

March 31, 2015	By:	/s/ GINA SERKASEVICH
Gina Serkasevich, Principal Financial and Accounting Officer